Exhibit 32.1

CERTIFICATION REQUIRED BY

SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his capacity as an officer of Overland Storage, Inc. (the Company) that, to the best of his knowledge, the quarterly report of the Company on Form 10-Q for the fiscal quarter ended October 1, 2006 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

Dated: November 8, 2006

/s/ Scott McClendon
Name: Scott McClendon
Title: Interim President and Chief Executive Officer (Principal Executive Officer)

Dated: November 8, 2006

/s/ Vernon A. LoForti
Name: Vernon A. LoForti
Title: Vice President and Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Overland Storage, Inc. and will be retained by Overland Storage, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.